 EXHIBIT 32.01

SECTION 1350 CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Gerald Corcoran, Chief Executive Officer, and I, Thomas J. Anderson, Chief Financial Officer, of R.J. O’Brien Fund Management, LLC. (“RJOFM”), the Managing Owner of JWH Global Trust (the “Trust”), certify that, to my knowledge (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gerald Corcoran	/s/ Thomas J. Anderson
Gerald Corcoran	Thomas J. Anderson
Chief Executive Officer	Chief Financial Officer
R. J. O'Brien Fund Management, LLC, Managing Owner	R. J. O'Brien Fund Management, LLC, Managing Owner
August 8, 2008	August 8, 2008